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                                                                                                         EXHIBIT 11

                                      SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                                     Computation of Net Loss Per Common Share (Unaudited)
                                          (In thousands, except per share data)
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                                                                                    First Quarter Ended
                                                                    ------------------------------------------------

                                                                         March 31                     April 2
                                                                           1996                        1995
                                                                    --------------------        --------------------

Primary
-------
Net loss                                                                       ($24,715)                   ($23,009)
                                                                    ====================        ====================

Shares:
  Weighted average common shares outstanding                                     99,184                      98,874

  Weighted average shares of restricted
    stock outstanding                                                               520                         856

  Additional shares assuming exercise of stock options                            1,662                       1,381
                                                                    --------------------        --------------------
  Weighted average common shares and common
     share equivalents outstanding - primary                                    101,366                     101,111
                                                                    ====================        ====================

Primary net loss per common share                                                ($0.24)                     ($0.23)
                                                                    ====================        ====================



Assuming Full Dilution
----------------------

Net loss                                                                       ($24,715)                   ($23,009)
                                                                    ====================        ====================

Shares:
  Weighted average common shares outstanding                                     99,184                      98,874

  Weighted average shares of restricted
    stock outstanding                                                               520                         856

  Additional shares assuming exercise of stock options                            1,674                       1,407
                                                                    --------------------        --------------------
  Weighted average common shares and common
    share equivalents outstanding - fully diluted                               101,378                     101,137
                                                                    ====================        ====================

Fully diluted net loss per common share                                          ($0.24)                     ($0.23)
                                                                    ====================        ====================

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